Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 18, 2014, Diamondback E&P LLC, a wholly owned subsidiary of Diamondback Energy, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with unrelated third party sellers (the “Sellers”) to acquire additional leasehold interests in Midland, Glasscock, Reagan and Upton Counties, Texas, in the Permian Basin (the “West Texas Acquisition Properties” or the “West Texas Acquisition” ). The aggregate purchase price, as adjusted and subject to final closing adjustments as provided in the Agreement, was $523.3 million.

On February 27 and 28, 2014, Diamondback Energy, Inc. completed the acquisition of certain oil and natural gas properties from Henry Resources, LLC and certain of its affiliates (the “Henry Group Properties” or the “Henry Group”) and from Lime Rock Resources II-A, L.P. and an affiliate (the “Lime Rock Properties” or “Lime Rock”), respectively. The aggregate purchase price was $292.2 million.

The following unaudited pro forma condensed consolidated financial information and related notes are based on the historical financial statements of Diamondback Energy, Inc. and Subsidiaries (“Diamondback” or the “Company,” and also referred to as “we,” “us” or “our”), adjusted on a pro forma basis to give effect to its acquisition of the West Texas Acquisition Properties and the Henry Group and Lime Rock Properties as described above. For purposes of the pro forma financial information, the acquisition of the West Texas Acquisition Properties, Henry Group Properties and Lime Rock Properties was assumed to be funded from (i) cash on hand, (ii) with regards to the West Texas Acquisition Properties the Company completed an underwritten public offering of 5,750,000 shares of its common stock at a price to the public of $87.00 per share, which the Company received net proceeds of approximately $484.9 million (iii) with regards to the Henry Group Properties and Lime Rock Properties acquisition the Company completed an underwritten public offering of 3,450,000 shares of its common stock at a price to the public of $62.67, which the Company received net proceeds of approximately $208.4 million and (iv) from borrowing under the Company’s revolving credit facility.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 is based on Diamondback’s historical unaudited consolidated balance sheet and assumes the West Texas Acquisition and related funding transactions occurred on June 30, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 is based on Diamondback’s historical audited consolidated statement of operations, the audited statement of revenues and direct operating expenses of the West Texas Acquisition Properties and the audited carve-out financial statements of Henry Group and Lime Rock Properties, and was prepared as if the acquisitions had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2014 is based on Diamondback’s historical unaudited consolidated statement of operations, the unaudited statement of revenues and direct operating expenses of the West Texas Acquisition Properties and the unaudited historical results for the period of January 1, 2014 through February 27 and 28, 2014 from Henry Group and Lime Rock, respectively, and was prepared as if the acquisitions had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the acquisitions been completed as of January 1, 2013, and should not be taken as representative of our future consolidated results of operations or financial condition. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what Diamondback’s financial condition would have been had the West Texas Acquisition transaction closed on June 30, 2014 or for any future or historical period. The accompanying unaudited pro forma condensed consolidated financial statements are based on assumptions and include adjustments as explained in the notes thereto. Certain information (including substantial footnote disclosures) included in our annual historical consolidated financial statements has been excluded in these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the following information:

•	notes to the unaudited pro forma condensed consolidated financial information;

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 19, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the SEC on August 7, 2014;

•	our Current Reports on Form 8-K, filed with the SEC on July 21, 2014 (which describes the West Texas Acquisition) and July 25, 2014;

•	our Current Reports on Form 8-K, filed with the SEC on February 18, 2014, February 26, 2014 and March 5, 2014 (which describes the Henry Group and Lime Rock acquisitions);

•
Henry Group Properties audited carve-out financial statements as of and for the year ended December 31, 2013, included as exhibit 99.1 to Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on May 14, 2014;

•
Lime Rock Properties audited carve-out financial statements as of and for the year ended December 31, 2013, included as exhibit 99.2 to Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on May 14, 2014;

•	West Texas Acquisition Properties audited statement of revenues and direct operating expenses for the year ended December 31, 2013, included as exhibit 99.1 to this Current Report on Form 8-K.

•
West Texas Acquisition Properties unaudited statement of revenues and direct operating expenses for the six months ended June 30, 2014 and 2013, included as exhibit 99.1 to this Current Report on Form 8-K.

Diamondback Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2014
		West Texas Acquisition
	Diamondback	Pro Forma		Pro Forma
	Historical	Adjustments		Combined

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$36,993	$484,900	(a)	$8,633
		(523,260)	(b)
		10,000	(c)
Accounts receivable	65,345	42	(b)	65,387
Accounts receivable - related party	3,310	—		3,310
Inventories	3,308	—		3,308
Deferred income taxes	4,327	—		4,327
Prepaid expenses and other	1,421	—		1,421
Total current assets	114,704	(28,318)		86,386
Property and equipment
Oil and natural gas properties, based on the full cost method of accounting	2,191,321	527,836	(b)	2,719,157
Pipeline and gas gathering assets	6,846	—		6,846
Other property and equipment	4,973	—		4,973
Accumulated depletion, depreciation, amortization and impairment	(283,152)	—		(283,152)
	1,919,988	527,836		2,447,824
Other assets	12,702	—		12,702
Total assets	$2,047,394	$499,518		$2,546,912
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$23,475	$—		$23,475
Accounts payable-related party	67	—		67
Other current liabilities	145,335	3,532	(b)	148,867
Total current liabilities	168,877	3,532		172,409
Long-term debt	496,000	10,000	(c)	506,000

Asset retirement obligations	5,437	1,086	(b)	6,523
Deferred income taxes	124,743	—		124,743
Total liabilities	795,057	14,618		809,675
Commitments and contingencies
Stockholders’ equity	1,114,901	484,900	(a)	1,599,801
Noncontrolling interest	137,436	—		137,436
Total equity	1,252,337	484,900		1,737,237
Total liabilities and equity	$2,047,394	$499,518		$2,546,912

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Diamondback Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2014
		Henry Group	Lime Rock	West Texas
	Diamondback	Properties	Properties	Acquisition Properties	Pro Forma		Pro Forma
	Historical	Historical	Historical	Historical	Adjustments		Combined

	(In thousands, except per share amounts)
Revenues:
Oil and gas revenues	$225,008	$6,101	$3,874	$26,488	$—		$261,471
Total revenues	225,008	6,101	3,874	26,488	—		261,471
Costs and expenses:
Lease operating expenses	18,411	856	544	8,376	—		28,187
Production and ad valorem taxes	14,396	408	259	1,777	—		16,840
Gathering and transportation	1,285	—	—	—	—		1,285
Depreciation, depletion and amortization	70,994	—	—	—	12,007	(bb)	83,001
General and administrative expenses	8,491	—	—	—	—		8,491
Asset retirement obligation accretion expense	176	—	—	—	32	(cc)	208
Total costs and expenses	113,753	1,264	803	10,153	12,039		138,012
Income from operations	111,255	4,837	3,071	16,335	(12,039)		123,459
Other income (expense)
Interest income	—	—	—	—	—		—
Interest expense	(14,244)	—	—	—	(1,449)	(ee)	(15,693)
Other income - related party	60	—	—	—	—		60
Other expense	(1,408)	—	—	—	—
Loss on derivative instruments, net	(15,486)	—	—	—	—		(15,486)
Total other income (expense), net	(31,078)	—	—	—	(1,449)		(31,119)
Income before income taxes	80,177	4,837	3,071	16,335	(13,488)		92,340
Provision for income taxes
Current	—	—	—	—	—		—
Deferred	28,764	—	—	—	4,479	(hh)	33,243
Net income	51,413	4,837	3,071	16,335	(17,967)		59,097
Less: Net income attributable to noncontrolling interest	71	—	—	—	—		71
Net income attributable to Diamondback Energy, Inc.	$51,342	$4,837	$3,071	$16,335	$(17,967)		$59,026
Earnings per common share
Basic	$1.03						$1.00
Diluted	$1.02						$1.00
Weighted average common shares outstanding
Basic	49,622				9,204		58,826
Diluted	50,047				9,204		59,251

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Diamondback Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
		Henry Group	Lime Rock	West Texas
	Diamondback	Properties	Properties	Acquisition Properties	Pro Forma		Pro Forma
	Historical	Historical	Historical(1)	Historical	Adjustments		Combined

	(In thousands, except per share amounts)
Revenues:
Oil and gas revenues	$208,002	$39,166	$25,490	$41,701	$1,377	(aa)	$315,736
Total revenues	208,002	39,166	25,490	41,701	1,377		315,736
Costs and expenses:
Lease operating expenses(2)	21,157	5,050	3,064	9,926	164	(aa)	39,361
Production and ad valorem taxes(2)	12,899	2,411	1,480	2,953	23	(aa)	19,766
Gathering and transportation	918	—	—	—	—		918
Depreciation, depletion and amortization	66,597	12,586	8,418	—	8,197	(bb)	95,798
General and administrative expenses	11,036	1,869	224	—	—		13,129
Asset retirement obligation accretion expense	201	70	46	—	18	(cc)	335
Total costs and expenses	112,808	21,986	13,232	12,879	8,402		169,307
Income from operations	95,194	17,180	12,258	28,822	(7,025)		146,429
Other income (expense)
Interest income	1	—	—	—	—		1
Interest expense	(8,059)	—	(1,308)	—	1,308	(dd)	(10,827)
					(2,768)	(ee)
Other income - related party	1,077	—	—	—	—		1,077
Loss on derivative instruments, net	(1,872)	(512)	—	—	512	(ff)	(1,872)
Total other income (expense), net	(8,853)	(512)	(1,308)	—	(948)		(11,621)
Income before income taxes	86,341	16,668	10,950	28,822	(7,973)		134,808
Provision for income taxes
Current	191	169	107	—	(276)	(gg)	191
Deferred	31,563	—	—	—	16,777	(hh)	48,340
Net income	$54,587	$16,499	$10,843	$28,822	$(24,474)		$86,277
Earnings per common share
Basic	$1.30						$1.68
Diluted	$1.29						$1.68
Weighted average common shares outstanding
Basic	42,015				9,204		51,219
Diluted	42,255				9,204		51,459

(1)
The amounts presented above include reclassification adjustments to convert the basis of accounting for oil and natural gas properties from successful efforts to full cost method. Refer to Note 3 below for further discussion.

(2)
Reclassification of ad valorem taxes from lease operating expenses to the production and ad valorem taxes were made to conform to Diamondback’s financial statement presentation. Refer to Note 3 below for further discussion.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.    DESCRIPTION OF THE TRANSACTIONS
On July 18, 2014, Diamondback E&P LLC, a wholly owned subsidiary of Diamondback Energy, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with unrelated third party sellers (the “Sellers”) to acquire additional leasehold interests in Midland, Glasscock, Reagan and Upton Counties, Texas, in the Permian Basin (the “West Texas Acquisition Properties” or the “West Texas Acquisition” ). The aggregate purchase price, as adjusted and subject to final closing adjustments as provided in the Agreement, was $523.3 million.

On February 27 and 28, 2014, Diamondback Energy, Inc. completed the acquisition of certain oil and natural gas properties from Henry Resources, LLC and certain of its affiliates (the “Henry Group Properties” or the “Henry Group”) and from Lime Rock Resources II-A, L.P. and an affiliate (the “Lime Rock Properties” or “Lime Rock”), respectively. The aggregate purchase price was $292.2 million.

2.    BASIS OF PRESENTATION
The following unaudited pro forma condensed consolidated financial information and related notes are based on the historical consolidated financial statements of Diamondback Energy, Inc. and Subsidiaries (“Diamondback” or the “Company,” and also referred to as “we,” “us” or “our”), adjusted on a pro forma basis to give effect to its acquisition of the West Texas Acquisition Properties and the Henry Group and Lime Rock Properties as described above. For purposes of the pro forma financial information, the acquisition of the West Texas Acquisition Properties, Henry Group Properties and Lime Rock Properties was assumed to be funded from (i) cash on hand, (ii) with regards to the West Texas Acquisition Properties the Company completed an underwritten public offering of 5,750,000 shares of its common stock at a price to the public of $87.00 per share, which the Company received net proceeds of approximately $484.9 million (iii) with regards to the Henry Group Properties and Lime Rock Properties acquisition the Company completed an underwritten public offering of 3,450,000 shares of its common stock at a price to the public of $62.67, which the Company received net proceeds of approximately $208.4 million and (iv) from borrowing under the Company’s revolving credit facility.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 is based on Diamondback’s historical unaudited consolidated balance sheet and assumes the West Texas Acquisition and related funding transactions occurred on June 30, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 is based on Diamondback’s historical audited consolidated statement of operations, the audited statement of revenues and direct operating expenses of the West Texas Acquisition Properties and the audited carve-out financial statements of Henry Group and Lime Rock Properties after giving effect to the Henry Group and Lime Rock Transaction and after applying the reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements have adjusted the Lime Rock oil and natural gas properties accounted for under the successful efforts method to the full cost method. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 was prepared as if the acquisitions had occurred on January 1, 2013. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2014 is based on Diamondback’s historical unaudited consolidated statement of operations, the unaudited statement of revenues and direct operating expenses of the West Texas Acquisition Properties and the unaudited historical results for the period of January 1, 2014 through February 27 and 28, 2014 from Henry Group and Lime Rock, respectively, and was prepared as if the acquisitions had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the acquisitions been completed as of January 1, 2013, and should not be taken as representative of our future consolidated results of operations or financial condition. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what Diamondback’s financial condition would have been had the West Texas Acquisition transaction closed on June 30, 2014 or for any future or historical period. The accompanying unaudited pro forma condensed consolidated financial statements are based on assumptions and include adjustments as explained in the notes thereto. Certain information (including substantial footnote disclosures) included in our annual historical consolidated financial statements has been excluded in these unaudited pro forma condensed consolidated financial statements.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - (Continued)

3.    RECLASSIFICATIONS
Reclassification of ad valorem taxes from lease operating expenses to the production and ad valorem taxes were made to conform to Diamondback’s financial statement presentation. For the Henry Group Properties a reclassification of $661,000 was made from lease operating expense to production and ad valorem taxes. For the Lime Rock Properties a reclassification of $434,000 was made from lease operating expense to production and ad valorem taxes.

LIME ROCK PROPERTIES
CARVE-OUT STATEMENT OF REVENUES AND EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2013

				As Presented in Unaudited
	Lime Rock Properties	Reclassification Adjustments		Condensed Statement of Operations

	(In thousands)
Revenues:
Oil and gas revenues	$25,490	$—		$25,490
Total revenues	25,490	—		25,490
Costs and expenses:
Lease operating expenses	3,498	(434)	(a)	3,064
Production and ad valorem taxes	1,046	434	(a)	1,480
Depreciation, depletion and amortization	11,730	(3,312)	(b)	8,418
General and administrative expenses	224	—		224
Asset retirement obligation accretion expense	46	—		46
Total costs and expenses	16,544	(3,312)		13,232
Income from operations	8,946	3,312		12,258
Other income (expense)
Interest income	—	—		—
Interest expense	(1,308)	—		(1,308)
Total other income (expense), net	(1,308)	—		(1,308)
Income before income taxes	7,638	3,312		10,950
Provision for income taxes
Current	87	20	(b)	107
Net income	$7,551	$3,292		$10,843

(a)	These reclassifications were made to conform to Diamondback’s presentation.

(b)
These adjustments are necessary to convert the method of accounting for oil and natural gas properties from successful efforts to full cost. Accordingly, all costs incurred in the acquisition, exploration and development of proved oil and natural gas properties, including the costs of abandoned properties, dry holes, geophysical costs and annual lease rentals are capitalized. The conversion to full cost has resulted in a deferred tax asset.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - (Continued)

4.    PRO FORMA ADJUSTMENTS
The following pro forma adjustments have been reflected in the unaudited pro forma condensed financial statements. Such information does not purport to be indicative of the results of operations or financial position that actually would have resulted had the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing the Current Report on Form 8-K/A to which these unaudited pro forma condensed financial statements are an exhibit.
Diamondback made the following adjustments and assumptions in the preparation of the unaudited pro forma condensed consolidated balance sheet.

(a)
On July 25, 2014, Diamondback closed an underwritten public offering of an aggregate 5,750,000 shares of its common stock at a price to the public of $87.00 per share. Diamondback received net proceeds of approximately $484.9 million and used the net proceeds to fund the West Texas Acquisition.

(b)
The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore subject to change. The allocation of the purchase price of the West Texas Acquisition to the fair value of the assets acquired and liabilities assumed is as follows:

West Texas Acquisition Properties
(in thousands)
Consideration transferred for West Texas Acquisition:
Cash	$523,260
Recognized amounts of identifiable assets acquired and liabilities assumed:
Proved oil and natural gas properties	$96,143
Unevaluated oil and natural gas properties	431,693
Joint interest receivables	42
Total assets acquired	527,878
Accrued production and ad valorem taxes	358
Revenues payable	3,174
Asset retirement obligations	1,086
Total liabilities assumed	4,618
Total fair value of net assets	$523,260

(c)	Reflects borrowings under Diamondback’s revolving credit facility to fund the West Texas Acquisition.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - (Continued)

Diamondback made the following adjustments and assumptions in the preparation of the unaudited pro forma condensed consolidated statements of operations.

(aa)	These pro forma adjustments include immaterial amounts attributable to the acquisition of oil and natural gas interests from working interest owners with de minimis interests.

(bb)
Reflects depletion, depreciation and amortization of oil and natural gas properties associated with the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions recorded on a combined basis under the full cost method. Costs associated with evaluated properties are amortized using a unit-of-production basis under the full cost method of accounting.

(cc)	Reflects accretion of discount on asset retirement obligations associated with the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions recorded on a combined basis.

(dd)	Reflects the elimination of interest expense from Lime Rock as the associated debt was not assumed in the Lime Rock Properties acquisition.

(ee)
Reflects estimated interest expense associated with borrowings under Diamondback’s revolving credit agreement to fund a portion of the purchase price of the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions.

Diamondback is subject to market risk exposure related to changes in interest rates on our indebtedness under our revolving credit facility. The outstanding borrowings under the credit agreement bear interest at a rate elected by Diamondback that is equal to an alternative base rate (which is equal to the greatest of the prime rate, the Federal Funds effective rate plus 0.5% and 3-month LIBOR plus 1.0%) or LIBOR, in each case plus the applicable margin. The applicable margin ranges from 0.5% to 1.50% in the case of the alternative base rate and from 1.50% to 2.50% in the case of LIBOR, in each case depending on the amount of the loan outstanding in relation to the borrowing base.An increase or decrease of 1/8% in the interest rate would have a corresponding decrease or increase in our pro forma interest expense of approximately $123,000 and $61,000 for the year ended December 31, 2013 and for the six months ended June 30, 2014, respectively, based on the $97,000,000 aggregate pro forma assumed borrowing in conjunction with the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions.

(ff)	Reflects the elimination of loss on derivatives from Henry Group as the associated derivative contracts were not assumed in the Henry Group Properties acquisition.

(gg)	Reflects the elimination of current income tax provision from Henry Group and Lime Rock as the income tax provision is calculated on a combined basis as reflected in adjustment (hh).

(hh)
Reflects estimated incremental income tax provision associated with the additional operating income from the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions and the pro forma adjustments using a combined federal and state statutory tax rate of 36.0%.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - (Continued)

4.    SUPPLEMENTAL PRO FORMA COMBINED OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (Unaudited)
The following table sets forth unaudited pro forma information with respect to Diamondback’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2013, giving effect to the Transaction as if it had occurred on January 1, 2013. The estimates of reserves attributable to the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

	Diamondback Historical			Henry Group Historical			Lime Rock Historical			West Texas Acquisition Properties Historical			Total Pro Forma
		Natural Gas			Natural Gas			Natural Gas			Natural Gas			Natural Gas
	Oil	Liquids	Natural Gas	Oil	Liquids	Natural Gas	Oil	Liquids	Natural Gas	Oil	Liquids	Natural Gas	Oil	Liquids	Natural Gas
	(Bbls)	(Bbls)	(Mcf)	(Bbls)	(Bbls)	(Mcf)	(Bbls)	(Bbls)	(Mcf)	(Bbls)	(Bbls)	(Mcf)	(Bbls)	(Bbls)	(Mcf)
Proved Developed and Undeveloped Reserves:
As of January 1, 2013	26,196,859	8,251,429	34,570,148	3,223,340	—	6,987,738	2,344,582	514,807	2,115,741	3,654,503	530,502	7,349,207	35,419,284	9,296,738	51,022,834

Extensions and discoveries	17,041,744	4,597,856	24,184,540	33,996	—	64,528	—	—	—	—	—	—	17,075,740	4,597,856	24,249,068
Revisions of previous estimates	(5,943,164)	(3,455,306)	(5,786,180)	138,164	—	1,491,399	(115,373)	(141,326)	478,102	—	—	—	(5,920,373)	(3,596,632)	(3,816,679)
Purchase of reserves in place	7,328,162	1,672,824	10,441,485	—	—	—	—	—	—	—	—	—	7,328,162	1,672,824	10,441,485
Production	(2,022,749)	(361,079)	(1,730,497)	(373,884)	—	(689,297)	(245,726)	—	(453,024)	(366,205)	(136,199)	(768,563)	(3,008,564)	(497,278)	(3,641,381)
As of December 31, 2013	42,600,852	10,705,724	61,679,496	3,021,616	—	7,854,368	1,983,483	373,481	2,140,819	3,288,298	394,303	6,580,644	50,894,249	11,473,508	78,255,327

Proved Developed Reserves:
December 31, 2013	19,789,965	4,973,493	31,428,756	2,647,251	—	7,112,044	1,769,687	338,935	1,944,738	3,288,298	394,303	6,580,644	27,495,201	5,706,731	47,066,182

Proved Undeveloped Reserves:
December 31, 2013	22,810,887	5,732,231	30,250,740	374,365	—	742,324	213,795	34,546	196,080	—	—	—	23,399,047	5,766,777	31,189,144

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to proved reserves reflect the effect of income taxes assuming the West Texas Properties, Henry Group Properties and Lime Rock Properties acquisitions had been subject to federal income tax at a rate of 35%. The future net cash flows are based on a 10% annual discount rate. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to Diamondback. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - (Continued)

				West Texas
	Diamondback	Henry Group	Lime Rock	Acquisition Properties	Pro Forma	Pro Forma as
	Historical	Historical	Historical	Historical	Adjustments	Adjusted

	(in thousands)
Future cash inflows	$4,604,241	$333,836	$206,964	$336,784	$—	$5,481,825
Future development costs	(517,075)	(10,118)	(5,383)	(24,732)	—	(557,308)
Future production costs	(1,125,291)	(136,274)	(84,021)	(136,020)	—	(1,481,606)
Future income tax expenses	(674,260)	(2,337)	—	(2,357)	(55,417)	(734,371)
Future net cash flows	2,287,615	185,107	117,560	173,675	(55,417)	2,708,540
10% discount to reflect timing of cash flows	(1,311,976)	(77,845)	(46,700)	(83,437)	23,862	(1,496,096)
Standardized measure of discounted future net cash flows	$975,639	$107,262	$70,860	$90,238	$(31,555)	$1,212,444

The changes in Diamondback’s pro forma standardized measure of discounted estimated future net cash flows were as follows for 2013:

				West Texas
	Diamondback	Henry Group	Lime Rock	Acquisition Properties	Pro Forma	Pro Forma as
	Historical	Historical	Historical	Historical	Adjustments	Adjusted

	(in thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$367,220	$100,858	$78,080	$101,943	$—	$648,101
Sales of oil and natural gas, net of production costs	(173,946)	(31,706)	(20,946)	(28,822)	—	(255,420)
Purchase of minerals in place	305,109	—	—	—	—	305,109
Extensions and discoveries, net of future development costs	552,450	186	—	—	—	552,636
Previously estimated development costs incurred during the period	76,631	16,105	12,085	—	—	104,821
Net changes in prices and production costs	51,828	13,990	1,443	6,719	—	73,980
Changes in estimated future development costs	(5,822)	389	336	—	—	(5,097)
Revisions of previous quantity estimates	(126,993)	9,685	(4,357)	—	—	(121,665)
Accretion of discount	57,988	10,197	7,907	10,194	—	86,286
Net change in income taxes	(168,570)	(78)	113	160	(31,555)	(199,930)
Net changes in timing of production and other	39,744	(12,364)	(3,801)	44	—	23,623
Standardized measure of discounted future net cash flows at the end of the period	$975,639	$107,262	$70,860	$90,238	$(31,555)	$1,212,444